UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Under § 240.14a-12

Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Additional Information Regarding the Annual Meeting of Shareholders to Be Held on May 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Callaway Golf Company (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation by the Company’s Board of Directors of proxies to vote shares at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 12, 2020 at 8:00 a.m. (Pacific Time). This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 1, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON MAY 12, 2020

To the Shareholders of Callaway Golf Company:

Due to the emerging public health impact of the COVID-19 pandemic, orders of relevant state and local governments, and to support the health and well-being of our shareholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Callaway Golf Company has been changed to be held solely by means of remote communication in a virtual-only meeting format. As previously announced, the Annual Meeting will be held at the originally scheduled date and time on May 12, 2020 at 8:00 a.m., Pacific Time, but you will only be able to access the Annual Meeting by remote communication. You will not be able to attend the Annual Meeting physically.

Callaway Golf Company Virtual Annual Meeting

Date:	May 12, 2020
Time:	8:00 a.m. (Pacific Time)
Link:	www.meetingcenter.io/223733074

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 16, 2020, the record date (the “Record Date”) for the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetingcenter.io/223733074.

Shareholders of Record

If you were a shareholder of record as of the close of business on the Record Date (i.e., you hold your shares registered in your name through our transfer agent, Computershare Trust Company N.A. (“Computershare”)), you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” Enter your control number shown on the notice of internet availability or proxy card previously received and the password, which is ELY2020. If you cannot locate your notice of internet availability or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at the contact information set forth in our 2019 Annual Report previously made available to you and also available on our website, or you can join as a guest by selecting “I am a guest.” Guest attendees will not be allowed to vote or submit questions at the virtual Annual Meeting.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you must register online in advance to participate in and vote your shares at the Annual Meeting.

To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Please note that the voting instruction form or notice regarding the availability of proxy materials you previously received with respect to the Annual Meeting is not a legal proxy. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 7, 2020.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” Enter the control number provided by Computershare and the password, which is ELY2020. If you do not have a legal proxy but would still like to attend the virtual Annual Meeting, you can join as a guest by selecting “I am a guest.” Guest attendees will not be allowed to vote or submit questions at the virtual Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors:

Sarah E. Kim

Corporate Secretary

May 1, 2020

The Annual Meeting to be held on May 12, 2020 at 8:00 a.m. (Pacific Time), will be accessible at www.meetingcenter.io/223733074. The Annual Report and Proxy Statement are available at http://www.allianceproxy.com/callawaygolf/2020.